[LOGO OF THE PROVO GROUP]

November 15, 1996



RE:  THIRD QUARTER 1996 CORRESPONDENCE
     DIVALL INSURED INCOME FUND, L.P. (THE "PARTNERSHIP")


Dear Limited Partner:


                         -----------------------------
                         THIRD QUARTER 1996 HIGHLIGHTS


 . Former general partner, GARY J.       . Former general partner, PAUL E.
  DIVALL, is currently scheduled to be    MAGNUSON, recently pleaded
  sentenced on DECEMBER 2, 1996 for       "no-contest" to criminal charges
  his plea of "no contest" to criminal    brought against him by the Wisconsin
  charges brought against him by the      Attorney General's Office earlier
  Wisconsin Attorney General's Office     this year.  A sentencing hearing date
  earlier this year.                      has been "tentatively" scheduled for
                                          JANUARY 1997.


                         -----------------------------
                  THIRD QUARTER 1996 "DISTRIBUTION" HIGHLIGHTS


 . 6.2% (approx.) annualized return      . $814.00 to $711.00 range of
  from operations and other sources       distribution per unit from the first
  based on $22,576,000 ("net"             unit sold to the last unit sold
  remaining initial investment).          before the offering closed (March
                                          1988), respectively.
 . $14.00 per unit (approx.) for the
  THIRD QUARTER 1996 from both cash       Distributions are from both cash flow
  flow from operations and "net" cash     from operations and "net" cash
  activity from financing and             activity from financing and investing
  investing activities.                   activities.

 . $350,000 "total" amount distributed     (NOTE:  ORIGINAL UNITS WERE PURCHASED
  for the THIRD QUARTER 1996 as           FOR $1,000/UNIT.)
  budgeted.


1410 Northport Drive
Madison, Wisconsin  53704

Post Office Box 2137
Madison, Wisconsin 53701-2137

608.244.7661
FAX 608.244.7663

[LOGO OF THE PROVO GROUP]

DiVall Insured Income Fund, L.P.
November 15, 1996
Page 2

                          ----------------------------
                 STATEMENTS OF INCOME AND CASH FLOW HIGHLIGHTS


  . 0.4% decrease in     . 9% increase in      . 5% decrease in
    OPERATING REVENUES     "TOTAL" EXPENSES      NET INCOME from projections.
    from projections.      from projections.

            . Tenant DELINQUENCIES were $88,000 LESS than
              budgeted for the Third Quarter of 1996.


  . $13,000 of REAL ESTATE               . $7,800 less RENTAL INCOME than
    TAXES were paid by the                 budgeted was recorded during the
    Partnership during the                 third quarter primarily due to the
    third quarter for the                  Chi Chi's vacancy.  (NOTE:  The lease
    "vacant" Chi Chi's                     termination fee received from the
    restaurant in Grand Forks,             former Chi Chi's tenant last quarter
    ND.  (NOTE:  The lease                 included one-year's payment of rental
    termination fee received               income.)
    last quarter from the
    former Chi Chi's tenant
    included one-year's
    payment of property taxes.)

               . Investigation and Restoration costs were $2,400
                 MORE than projected due to the legal costs associated with the upcoming "BOATMEN'S" trial.
                 (NOTE: This lawsuit's expenses and recoveries are shared with the Partnership's affiliated partnerships.)


                          ----------------------------
                              PROPERTY HIGHLIGHTS

                                   VACANCIES
                                   ---------

 . PORTERHOUSE restaurant (Chicago, IL)   . CHI CHI'S restaurant (Grand Forks,
  was vacant at September 30, 1996.        ND) was vacant at September 30, 1996.
  The Partnership continues to work        The Partnership is awaiting approval
  with prospective tenants for either      of proposed lease terms from a
  the re-lease or sale of this             "prospective" tenant for this
  property.                                property.

[LOGO OF THE PROVO GROUP]



DIVALL INSURED INCOME FUND, L.P.
November 15, 1996
Page 3

                     ------------------------------------

                         PROPERTY HIGHLIGHTS (CONT'D)

                               RENTS RECEIVABLE
                               ----------------

 . Terratron, Inc., tenant of HARDEE'S restaurant (Fond du Lac, WI), remained current with its monthly rental payments; however, they are delinquent with their CATCH UP rental payments at September 30, 1996.

  The Partnership is currently negotiating with HARDEE'S FOOD SYSTEMS, INC. as a prospective tenant for this property. Delinquencies will be cured at the time of closing which is scheduled to occur during the Fourth Quarter of 1996.

 . BW-3 restaurant (Hopkins, MN), which was sublet by DenAmerica (formerly L&H
  Restaurants) was $12,000 in DEFAULT at the quarter ended September 30, 1996.

  DenAmerica continues to work with the Partnership to cure the rental income delinquency of this BW-3 restaurant.

                            OTHER PROPERTY MATTERS
                            ----------------------

 . Bysom Enterprises, Ltd., tenant of seven (7) POPEYE'S restaurants in Chicago,
  Illinois is current with all store rents. They have also experienced notable SALES INCREASES over the past two (2) years. (NOTE: Previously, this tenant had been consistently "delinquent" in rental payments to the Partnership.)

 . TP Acquisition Corporation, tenant of four (4) TACO CABANA restaurants in
  Texas, has recently experienced a significant SALES INCREASE over previous years' sales.

                     ------------------------------------

                            RESTORATION HIGHLIGHTS


 . The Partnership continues its "discovery" phase with respect to the Boatmen's litigation. The trial against BOATMEN'S First National Bank of Kansas City has been "tentatively" rescheduled to occur during the SECOND QUARTER OF 1997.

 . Recoveries received during the THIRD QUARTER 1996 totalled $4,100 (approx.)
  for the Partnership.

 . "Total" recoveries received TO DATE for the Partnership amount to approximately $601,300.

[LOGO OF THE PROVO GROUP]



DIVALL INSURED INCOME FUND, L.P.
November 15, 1996
Page 4



                      ----------------------------------

                        RESTORATION HIGHLIGHTS (CONT'D)



      .    The Partnership is negotiating its final settlements with the
                        DiVall "PRIVATE" Partnerships.


                      ----------------------------------

                               RETURN OF CAPITAL

The following table has been updated to present the breakdown of distributions since the Partnership's first quarterly distribution, for the period ended December 31, 1986 through September 30, 1996.


================================================================================
                                               DISTRIBUTION     CAPITAL
                                               ------------     -------
                                                 ANALYSIS       BALANCE
                                                 --------       -------

  Original Capital Balance                           -        $25,000,000
  Cash Flow From Operations Since Inception    $ 16,792,746       -
  Total Distributions Since Inception           (19,216,740)      -
                                               ------------

  (Return) of Capital                          $ (2,423,994)   (2,423,994)
                                               ============   -----------

  "NET" REMAINING INITIAL INVESTMENT
       BY ORIGINAL PARTNERS                          -        $22,576,006
                                                              ===========
================================================================================

    (NOTE: For a more individualized discussion of return of capital contact
                              Investor Relations.)


                      ----------------------------------

                                ADVISORY BOARD


  The thirteenth Advisory Board meeting was held on October 29 and 30, 1996. The new Board member, Mr. Richard Otte, who replaced Mr. Michael Bloom (whose term expired September 30, 1996), was given a comprehensive orientation of the Partnerships' affairs. Mr. Otte was nominated by the Limited Partners and selected to represent DiVall Insured Income Properties 2, L.P. to serve a two
(2) year term.

[LOGO OF THE PROVO GROUP]



DIVALL INSURED INCOME FUND, L.P.
November 15, 1996
Page 5

                      -----------------------------------

                            ADVISORY BOARD (CONT'D)


  The members carrying over from the prior Board include Mr. Gerhard Zoller representing DiVall Insured Income Fund, L.P., Dr. Albert Eschen representing DiVall Income Properties 3, L.P., and Mr. Todd Witthoeft representing the broker/dealer community.

  For further information regarding the new Advisory Board member, please refer to the enclosed biographical summary.


                      -----------------------------------

                              QUESTIONS & ANSWERS



1. HAS THERE BEEN A DECISION MADE REGARDING THE PARTNERSHIP'S LIQUIDATION ALTERNATIVES OR THE POSSIBILITY OF REPOSITIONING ITS ASSETS?

     . As a result of the feedback we received from investors in DiVall Insured Income Fund, L.P. (survey results enclosed), it has been recommended that the Partnership be dissolved over the next 3-5 years.

          In the interim, management will continue to work aggressively to maximize the values of the Partnership's asset portfolio.

          WE APPRECIATE THE FEEDBACK WE RECEIVED FROM THE SURVEY. THANK YOU FOR YOUR PARTICIPATION.


2.   WHAT ARE MY "IMMEDIATE" LIQUIDATION OPTIONS FOR INTERESTS IN THE
     PARTNERSHIP?

     . The only option for immediate liquidation of interests, at this time, is through the secondary market. According to current secondary market trading information provided to management, interests in the Partnership are selling between $400-$500 per unit.

     . IT IS IMPORTANT TO NOTE THAT PERIODICALLY YOU MAY RECEIVE DIRECT "SOLICITATIONS" OF YOUR INTERESTS BY THIRD PARTIES. WE DO NOT CONTROL NOR SUPPORT THESE SOLICITATION EFFORTS. WE STRONGLY URGE YOU TO THOROUGHLY REVIEW ALL YOUR OPTIONS AND UNDERSTAND EACH SOLICITOR'S MOTIVATION. WE ENCOURAGE YOU TO CONTACT US IF YOU HAVE ANY QUESTIONS ABOUT YOUR INVESTMENT.

[LOGO OF THE PROVO GROUP]



DIVALL INSURED INCOME FUND, L.P.
November 15, 1996
Page 6

                      ------------------------------------

                          QUESTIONS & ANSWERS (CONT'D)


3.   WHEN CAN I EXPECT TO RECEIVE MY SCHEDULE K-1 FOR 1996?

     . Our current schedule for mailing all 1996 Schedule K-1's for your Partnership and its affiliated partnerships is no later than March 14, 1997.


4. WHEN WILL 1996 PER UNIT VALUES BE AVAILABLE FOR MY INVESTMENT IN THE PARTNERSHIP?

     . The Partnership's 1996 "year-end" valuation information is tentatively scheduled to be available by the First Quarter of 1997. We will include this information in our 1996 Annual Reports which we plan to mail by early April 1997.

5.   WHEN CAN I EXPECT MY NEXT DISTRIBUTION MAILING?

     . Your next scheduled distribution correspondence for the Fourth Quarter of 1996 will be mailed on February 14, 1997.


As always, if you have any questions or need additional information, please
contact Investor Relations at 1-800-547-7686 or 1-608-244-7661.   All written
inquiries may be mailed or faxed to our "NEW" location:

                               THE PROVO GROUP, INC.

          Post Office Box 2137                  1410 Northport Drive
          Madison, Wisconsin  53701-2137        Madison, Wisconsin  53704

                              (FAX 608-244-7663)


Sincerely,
THE PROVO GROUP, INC.


By: /s/ Brenda Bloesch                      By: /s/ Kristin Atkinson
   --------------------------------            ---------------------------------
   Brenda Bloesch                              Kristin Atkinson
   Director of Investor Relations              V.P. - Finance and Administration

Enclosures

                        DIVALL INSURED INCOME FUND L.P.
                  STATEMENTS OF INCOME AND CASH FLOW CHANGES
              FOR THE THREE MONTH PERIOD ENDED SEPTEMBER 30, 1996



-----------------------------------------------------------------------------------------------------------
                                                                       PROJECTED      ACTUAL      VARIANCE
                                                                       ------------------------------------
                                                                          3RD          3RD          CASH
                                                                        QUARTER      QUARTER       BETTER
                                                                        9/30/96      9/30/96      (WORSE)
                                                                       ---------   ----------    ----------
  OPERATING REVENUES
    Rental income                                                      $ 488,729   $  480,851    $  (7,878)
    Direct financing interest                                              5,664        5,664            0
    Interest income                                                       11,714       12,680          966
    Recoveries of Amounts Previously Written Off                               0        4,115        4,115
    Other income                                                               0          556          556
                                                                       ---------   ----------    ----------
  TOTAL OPERATING REVENUES                                             $ 506,107   $  503,866    $  (2,241)
                                                                       ---------   ----------    ----------
  OPERATING EXPENSES
    Insurance                                                          $   4,500   $    4,053    $     447
    Management fees                                                       22,812       22,770           42
    Restoration fees                                                           0          165         (165)
    Overhead allowance                                                     1,900        1,896            4
    Advisory Board                                                         4,250        3,826          424
    Administrative                                                         8,006        9,130       (1,124)
    Professional services                                                    250        2,470       (2,220)
    Auditing                                                              12,000       12,000            0
    Legal                                                                 10,500        5,761        4,739
    Real Estate Taxes                                                          0       13,027      (13,027)
    Defaulted tenants                                                        100        1,878       (1,778)
                                                                       ---------   ----------    ----------
  TOTAL OPERATING EXPENSES                                             $  64,318   $   76,976    $ (12,658)
                                                                       ---------   ----------    ----------
  INTEREST EXPENSE                                                     $  27,430   $   27,175    $     255
                                                                       ---------   ----------    ----------
  INVESTIGATION AND RESTORATION EXPENSES                               $     385   $    2,833    $  (2,448)
                                                                       ---------   ----------    ----------
  NON-OPERATING EXPENSES
    Depreciation                                                       $  87,309   $   87,927    $    (618)
    Amortization                                                           1,068        1,065            3
                                                                       ---------   ----------    ----------
 TOTAL NON-OPERATING EXPENSES                                          $  88,377   $   88,992    $    (615)
                                                                       ---------   ----------    ----------
  TOTAL EXPENSES                                                       $ 180,510   $  195,976    $ (15,466)
                                                                       ---------   ----------    ----------
  NET INCOME                                                           $ 325,597   $  307,890    $ (17,707)

  OPERATING CASH RECONCILIATION:                                                                  VARIANCE
                                                                                                 ----------
    Depreciation and amortization                                         88,377       88,992          615
    Recovery of amounts previously written off                                 0       (4,115)      (4,115)
    (Increase) Decrease in current assets                                (47,704)      40,753       88,457
    Increase (Decrease) in current liabilities                             5,188           30       (5,158)
    G.P. distribution                                                     (1,302)      (1,232)          70
    Cash reserved for payables                                           (20,000)     (95,000)     (75,000)
    Advance from (to) future cash flows for current distributions        (10,000)           0       10,000
                                                                       ---------   ----------    ----------
  Net Cash Provided From Operating Activities                          $ 340,156   $  337,318    $  (2,838)
                                                                       ---------   ----------    ----------
 CASH FLOWS FROM (USED IN) INVESTING
    AND FINANCING ACTIVITIES
    Payments received from affiliated partnerships                             0            0            0
    Recoveries from former G.P. affiliates                                     0        4,115        4,115
    Principal received on equipment leases                                13,264       13,265            1
    Principal payments on mortgage notes                                  (3,219)      (3,437)        (218)
                                                                       ---------   ----------    ----------
   Net Cash Provided from Investing And Financing
    Activities                                                         $  10,045   $   13,943    $   3,898
                                                                       ---------   ----------    ----------
   Total Cash Flow For Quarter                                         $ 350,201   $  351,261    $   1,060

   Cash Balance Beginning of Period                                      630,404    1,304,818      674,414
   Less 2nd quarter distributions paid 8/96                             (350,000)    (685,000)    (335,000)
   Plus cash reserved above for payables and future distributions         30,000       95,000       65,000
                                                                       ---------   ----------    ----------
   Cash Balance End of Period                                          $ 660,605   $1,066,079    $ 405,474


   Cash reserved for 3rd quarter L.P. distributions                     (350,000)    (350,000)           0
   Cash reserved for payment of payables and future distributions       (185,000)    (585,000)    (400,000)
                                                                       ---------   ----------    ----------
   Unrestricted Cash Balance End of Period                             $ 125,605   $  131,079    $   5,474
                                                                       =========   ==========    ==========
                                                                       PROJECTED     ACTUAL       VARIANCE
-----------------------------------------------------------------------------------------------------------
*  Quarterly Distribution                                              $ 350,000   $  350,000    $       0
   Mailing Date                                                         11/15/96   (enclosed)        -
-----------------------------------------------------------------------------------------------------------

* Refer to distribution letter for detail of quarterly distribution.

PROJECTIONS FOR
DISCUSSION PURPOSES

                             DIVALL INSURED INCOME FUND L.P.                    ORIGINAL EQUITY                     $25,000,000
                              1996 PROPERTY SUMMARY                             NET DISTRIBUTION OF CAPITAL
                              AND RELATED ESTIMATED RECEIPTS                     SINCE INCEPTION                    $2,423,994
                                                                                CURRENT EQUITY                      $22,576,006
PORTFOLIO
                                         -----------------------------   ---------------------------------------------
                                                   REAL ESTATE                             EQUIPMENT
                                         -----------------------------   ---------------------------------------------
----------------------------------                  BASE       %            LEASE               LEASE *         %  *
CONCEPT           LOCATION               COST       RENT     YIELD       EXPIRATION     COST    RECEIPTS      RETURN
----------------------------------       -----------------------------   ---------------------------------------------

CHI CHI'S         GRAND FORKS, ND        984,801         0      0.00%
CHI CHI'S         EAU CLAIRE, WI       1,042,730   136,260     13.07%

VACANT LAND       COL. SPRINGS, CO       356,549         0      0.00%

DENNY'S  **       GLENDALE, AZ         1,105,926    95,000      8.59%                   68,744         0      0.00%
DENNY'S  **       SCOTTSDALE, AZ       1,051,157   107,500     10.23%                   40,553         0      0.00%
DENNY'S  **       MESA, AZ             1,028,036    82,100      7.99%                   39,218         0      0.00%
DENNY'S  **       PEORIA, AZ           1,105,926    93,000      8.41%                   58,781         0      0.00%
BW-III            HOPKINS, MN            795,050    66,000      8.30%     1/15/2000    190,000    37,860     19.93%
DENNY'S           BEAVER DAM, WI         659,299    66,000     10.01%     3/31/2000    190,000    37,860     19.93%

FAZOLI'S          DES MOINES, IA         565,476    45,500      8.05%                   39,600         0      0.00%

HARDEE'S          FOND DU LAC, WI      1,026,931    90,000      8.76%

POPEYE'S          CHICAGO, IL            473,968    63,180     13.33%
POPEYE'S          CHICAGO, IL            610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL            484,501    64,620     13.34%
POPEYE'S          CHICAGO, IL            610,893    81,420     13.33%
POPEYE'S          CHICAGO, IL            437,105    58,260     13.33%
POPEYE'S          CHICAGO, IL            631,958    84,180     13.32%
POPEYE'S          CHICAGO, IL            579,295    77,280     13.34%

PORTERHOUSE       CHICAGO, IL            905,807         0      0.00%

TACO CABANA       ARLINGTON, TX        1,474,569   132,000      8.95%
TACO CABANA       DALLAS, TX           1,369,243   132,000      9.64%
TACO CABANA       DALLAS, TX           1,257,596   132,000     10.50%
TACO CABANA       DALLAS, TX           1,308,153   132,000     10.09%

---------------------------------     --------------------------------                -----------------------------
PORTFOLIO TOTALS (23 Properties)      19,865,862 1,819,720      9.16%                  626,896    75,720     12.08%
---------------------------------     --------------------------------                -----------------------------

OUTSTANDING DEBT
                                      --------------------------------                -----------------------------
                                        AMOUNT     ANNUAL   CURRENT                    AMOUNT    ANNUAL   CURRENT
---------------------------------        OWED       DEBT    INTEREST                    OWED      DEBT    INTEREST
MORTGAGED PROPERTIES                    9/30/96   SERVICE     RATE                    9/30/96   SERVICE     RATE
---------------------------------     --------------------------------                -----------------------------

---------------------------------
DENNY'S           HOPKINS, MN            107,613    14,783     10.75%                  179,355    24,637     10.75%
DENNY'S           BEAVER DAM, WI          70,837     8,726      9.50%                  177,714    21,514      9.50%
MULTIPLE STORES   AZ, TX                 600,000         0      8.50%
---------------------------------
---------------------------------     --------------------------------                 ----------------------------
TOTALS                                   778,450    23,509     -                       357,069    46,151     -
---------------------------------     --------------------------------                 ----------------------------
---------------------------------     --------------------------------                 ----------------------------
NET AFTER DEBT                        19,087,412 1,796,211      9.41%                  269,827    29,569     10.96%
---------------------------------     --------------------------------                 ----------------------------
                                                                          -------------
                                                   TOTALS                 ON 22,576,006
----------------------------------    -----------------------------------    EQUITY
CONCEPT           LOCATION             INVESTED  RECEIPTS *  RETURN *        RAISE
----------------------------------    ----------------------------------- -------------
CHI CHI'S         GRAND FORKS, ND        984,801          0       0.00%
CHI CHI'S         EAU CLAIRE, WI       1,042,730    136,260      13.07%

VACANT LAND       COL. SPRINGS, CO       356,549          0       0.00%

DENNY'S  **       GLENDALE, AZ         1,174,670     95,000       8.09%
DENNY'S  **       SCOTTSDALE, AZ       1,091,710    107,500       9.85%
DENNY'S  **       MESA, AZ             1,067,254     82,100       7.69%
DENNY'S  **       PEORIA, AZ           1,164,707     93,000       7.98%
BW-III            HOPKINS, MN            985,050    103,860      10.54%
DENNY'S           BEAVER DAM, WI         849,299    103,860      12.23%

FAZOLI'S          DES MOINES, IA         605,076     45,500       7.52%

HARDEE'S          FOND DU LAC, WI      1,026,931     90,000       8.76%

POPEYE'S          CHICAGO, IL            473,968     63,180      13.33%
POPEYE'S          CHICAGO, IL            610,893     81,420      13.33%
POPEYE'S          CHICAGO, IL            484,501     64,620      13.34%
POPEYE'S          CHICAGO, IL            610,893     81,420      13.33%
POPEYE'S          CHICAGO, IL            437,105     58,260      13.33%
POPEYE'S          CHICAGO, IL            631,958     84,180      13.32%
POPEYE'S          CHICAGO, IL            579,295     77,280      13.34%

PORTERHOUSE       CHICAGO, IL            905,807          0       0.00%

TACO CABANA       ARLINGTON, TX        1,474,569    132,000       8.95%
TACO CABANA       DALLAS, TX           1,369,243    132,000       9.64%
TACO CABANA       DALLAS, TX           1,257,596    132,000      10.50%
TACO CABANA       DALLAS, TX           1,308,153    132,000      10.09%
----------------------------------    -----------------------------------
----------------------------------    ----------------------------------- -------------
PORTFOLIO TOTALS (23 Properties)      20,492,758  1,895,440       9.25%      8.40%
----------------------------------    ----------------------------------- -------------

OUTSTANDING DEBT
                                      ---------------------
                                        AMOUNT     ANNUAL
--------------------------------         OWED       DEBT
MORTGAGED PROPERTIES                    9/30/96    SERVICE
--------------------------------      ---------------------
--------------------------------
DENNY'S           HOPKINS, MN            286,968     39,420
DENNY'S           BEAVER DAM, WI         248,551     30,240
MULTIPLE STORES   AZ, TX                 600,000          0
--------------------------------      ---------------------
TOTALS                                 1,135,519     69,660
--------------------------------      ---------------------
--------------------------------      ---------------------------------   -------------
NET AFTER DEBT                        19,357,239  1,825,780       9.43%      8.09%
--------------------------------      ---------------------------------   -------------

      *  A portion of the amounts disclosed include a return of principal.
     ** Rent is based on 12.5% of monthly sales. Rent projected for 1996 is based on 1995 sales levels.

[LOGO]

--------------------------------------------------------------------------------

                           BIOGRAPHICAL SUMMARY FOR
                           ------------------------
                                RICHARD W. OTTE
                                ---------------

Current Position: Mr. Otte is in his sixth year as an Editorial Board member and editorial writer for The Volusian, a DeLand, Florida, subsidiary of the News-Journal Corporation in Daytona Beach, Florida.

Experience: Mr. Otte retired in 1988 after 34 years with the Dispatch Printing Co., serving his last eight years as Managing Editor of the Columbus Dispatch and as a member of its Operating Committee. He previously was the executive sports editor of the newspaper in Ohio's capital city. Mr. Otte's 49 years in professional journalism also include news reporting, editing and sports assignments with the Daytona Journal Herald and Springfield News-Sun. He was co-owner of the Daytona Beach Astros professional baseball club in 1979-1980.

Affiliations: Mr. Otte is a Life Member of the National Amateur Athletic Union as well as past president of the Ohio AAU, Ohio Associated Press Society and Ohio AP Sports Writers Association. He was a founder and past president of the Central Ohio Swimming Association.

Personal: Mr. Otte and wife Marjory reside in the Spruce Creek Fly-In Community near Daytona Beach. Both are graduates of Wittenberg University. Mr. Otte was presented the Ohio Associated Press Special Recognition Award in 1986, Wittenberg's Distinguished Graduate Award in 1987 and a Sigma Delta Chi Professional Journalism Society Appreciation Award in 1988.

--------------------------------------------------------------------------------

[LOGO]

------------------------------------------------------------------------------------------------------------------------------------

                            DIVALL INSURED INCOME FUND, L.P. - INVESTMENT SURVEY RESPONSE SUMMARY SHEET

Total Number of DiVall 1 Investors = 1,785                                       Total Number of DiVall 1 Investor Responses = 609

Total Number of Units in DiVall 1 = 25,000                                       Total Number of DiVall 1 Unit Responses = 9,785.50

                                            Total Investor Response Percentage   34.12%

                                            Total Unit Response Percentage       39.14%

                                            Strongly For          For            No Opinion         Against      Strongly Against
                                         ----------------- ----------------- ----------------- ----------------- ----------------
                                         Investors  Units  Investors  Units  Investors  Units  Investors  Units  Investors  Units
                                         ---------  ------ ---------  ------ ---------  ------ ---------  ------ ---------  ------
Maximize values for future liquidation.    66.67%   62.81%   17.73%   19.14%   11.66%   15.32%    2.13%    1.06%    1.81%    1.67%

Create additional current liquidity
  alternatives.                            26.60%   27.23%   28.24%   30.21%   33.83%   34.08%    5.42%    5.28%    5.91%    3.20%

Create long-term income and preserve
  tax advantages.                          18.06%   20.90%   15.11%   14.62%   34.65%   34.59%   17.41%   14.55%   14.78%   15.33%

Grow the portfolio through reinvestment
  of distributions; additional L.P.
  investment; and/or debt financing         4.76%    3.75%    4.11%    3.06%   33.00%   33.90%   22.33%   23.36%   35.80%   35.94%

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